SCHEDULE 14C INFORMATION


        Information Statement Pursuant to Section 14(c) of the Securities
                              Exchange Act of 1934


Check the appropriate box:

[_]    Preliminary Information Statement

[_] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[X]    Definitive Information Statement

                                  XIN NET CORP.
                     ---------------------------------------
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

       (1)     Title of each class of securities to which transaction applies:

       (2)     Aggregate number of securities to which transaction applies:

       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

       (4)     Proposed maximum aggregate value of transaction:

       (5)     Total fee paid:


[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       (1)     Amount Previously Paid:

       (2)     Form, Schedule or Registration Statement No.:

       (3)     Filing Party:

       (4)     Date Filed:

                                  Xin Net Corp.
                             #900-789 W. Pender St.
                         Vancouver, B.C. Canada V6C 1H2

                   NOTICE OF ACTION TAKEN BY THE SHAREHOLDERS
                        BY WRITTEN CONSENT OF A MAJORITY

                                  MAY 19, 2004

To The Shareholders of Xin Net Corp.

     Xiao-qing Du, Richco Investors, Inc., Zeth Zhang, Grace Ding, Jerry Wang, Susan Wen, and Jason Quan (collectively, the "Majority Shareholders") are the holders of a total of 25,319,500 shares or approximately 61.3% of the total issued and outstanding stock of Xin Net Corp., a Florida corporation (the "Company"). The Majority Shareholders have adopted the following resolutions by written consent in lieu of a meeting pursuant to the Business Corporation Act of the State of Florida, and subject to the Notice requirements of Section 14 of the Securities Exchange Act of 1934.


        1.    To change the Company's name to China Mobility Solutions, Inc.

        2. To authorize a reverse split of the Company's common stock on a one for five basis.


                             Xiao-qing Du, President

                                   -----------

           WE ARE NOT ASKING YOU FOR A CONSENT OR A PROXY AND YOU ARE
                        REQUESTED NOT TO SEND US A PROXY.

                                   -----------

                                  Xin Net Corp.
                             #900-789 W. Pender St.
                         Vancouver, B.C. Canada V6C 1H2

                                  MAY 11, 2004

                         NOTICE OF SHAREHOLDERS' ACTION

     The Majority Shareholders have submitted their consents to the actions described in this Information Statement on or about February 24, 2004, to be effective on or before May 19, 2004. As of February 24, 2004, the Majority Shareholders held of record 25,319,500 shares of the Company's common stock, or approximately 61.3% of the total issued and outstanding common stock of the
Company. The remaining outstanding shares of common stock are held by approximately four thousand other shareholders.

     The Majority Shareholders consenting consist of Xiao-qing Du, Richco Investors, Inc., Zeth Zhang, Grace Ding, Jerry Wang, Susan Wen, and Jason Quan. See "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS."

     Holders of the common stock of record as of February 24, 2004 are entitled to submit their consent to the shareholder resolutions described in this Information Statement, although no shareholder consents other than that of the Majority Shareholders are required to be submitted in order for the resolution to be adopted. The Company is NOT soliciting consents or proxies and shareholders have no obligation to submit either of them. Whether or not shareholders submit consents should not affect their rights as shareholders or the prospects of the proposed shareholder resolutions being adopted. The Majority Shareholders will consent to all of the shareholder resolutions described in this Information Statement. The affirmative vote of the holders of a majority of the outstanding common stock of the Company is required to adopt the resolutions described in this Information Statement. Florida law does not require that the proposed transaction be approved by a majority of the disinterested shareholders. A total of 41,360,010 shares of common stock will be entitled to vote on the Company's proposed transactions described in this Information Statement.

                                   THE COMPANY


     The Company has its executive offices at #900-789 W. Pender Street, Vancouver, B.C. Canada V6C 1H2, and its telephone number is (604) 632-9638. As described in the accompanying NOTICE OF ACTION TO BE TAKEN BY THE SHAREHOLDERS, the Company proposes to adopt certain amendments to the Articles of Incorporation by shareholder action as follows:

                                   Proposal #1

                            AMENDMENT TO ARTICLES FOR
                             CORPORATION NAME CHANGE


     The majority shareholders have authorized a change in the name of this corporation to China Mobility Solutions, Inc. This requires an amendment to the Articles of Incorporation.

     The Board believes the name change in our Articles of Incorporation is in the best interest of the corporation, to create a new market image for the Company, because in the past members of the public have indicated they thought the current trading symbol "XNET" represented an adult web site business, and the Board believes this is a detrimental image to the Company and its stock. A new name will allow the assignment of a new symbol, and the Company believes this will allow the Company to avoid an inadvertent adult web site association. The Company has no association whatsoever with adult web sites.

     The Proposed Amendment to the Articles of Incorporation for this purpose is:

     "Article One shall be amended to change the name to China Mobility Solutions, Inc."

(The full text of the proposed Amendment to the Articles is attached hereto as Exhibit A.)

                                   PROPOSAL 2

              REVERSE SPLIT OF COMMON STOCK ISSUED AND OUTSTANDING

     To Authorize a reverse split of the common stock on a one for five basis, by which each five shares shall become one share;

     Our shareholders have approved a pro-rata reverse split of our common stock, by which each five shares would become one share. The effective date of the reverse split will be 45 days following the date of the mailing of this Notice.

     The shareholders entitled to fractional shares as a result of the reverse split will have the fractional shares rounded up to the nearest whole share, because the cost of administering fractional share to the Company and the confusion, inconvenience, and administrative time at the transfer agent and for "street name" shareholders. The Board has determined that it is more cost effective and better business practice on a cost/benefit analysis to handle fractional shares this way than to attempt to administer them as fractional shares or to pay cash or scrip for them. At the most, the Company estimates, this rounding up to the nearest whole share would result in the issuance of fractional shares on a post-reverse split basis which at current price is $720 at $.18 per share.

     There will be no change in the number of record holders as a result of the reverse split.

     We believe that reverse split will be advantageous to us and to all shareholders, because it may provide the opportunity for higher share prices based upon fewer shares. It is also a factor that most brokerage houses do not permit or favor lower-priced stocks to be used as collateral for margin accounts. Certain polices and practices of the securities industry may tend to discourage individual brokers within those firms from dealing in lower-priced stocks. Some of those polices and practices involve time-consuming procedures that make the handling of lower priced stocks economically unattractive. The brokerage commissions on the purchase or sale of lower priced stocks may also represent a higher percentage of the price than the brokerage commission on higher priced stocks.

     As a general rule, potential investors who might consider making investments in our company will refuse to do so when the company has a large number of shares issued and outstanding with no equity. In other words, the "dilution" which new investors would suffer would discourage them from investing, as general rule of experience. A reduction in the total outstanding shares may, without any assurance, make our capitalization structure more attractive.

     The Proposed Amendment to the Articles of Incorporation for this purpose is:

     ARTICLE THREE is hereby amended as follows:

     The aggregate number of shares which this corporation shall have authority to issue is one hundred million (100,000,000) shares of a par value of ($.001) which shares shall be designated common stock.

     "Reverse Stock Split. Each share of the Corporation's Common Stock, par value of $.001, issued and outstanding immediately prior to May 19, 2004 (the "Old Common Stock") shall automatically and without any action on the part of the holder thereof be reclassified as and changed, pursuant to a reverse stock split (the "Reverse Stock Split"), into a fraction thereof of 1/5 of a share of the Corporation's outstanding Common Stock, par value of $.001 (the "New Common Stock"), subject to the treatment of fractional share interests as described below. Each holder of a certificate or certificates which immediately prior to May 19, 2004 represented outstanding shares of Old Common Stock (the "Old Certificates," whether one or more) shall be entitled to receive, upon surrender of such Old Certificates to the Corporation's Transfer Agent for cancellation, a certificate or certificates (the "New Certificates," whether one or more) representing the number of whole shares of the New Common Stock into which and for which the shares of the Old Common Stock formerly represented by such Old Certificates so surrendered are classified under the terms hereof. From and after May 19, 2004, Old Certificates shall represent only the right to receive New Certificates pursuant to the provisions hereof. No certificates or scrip representing fractional share interests in New Common Stock will be issued, and no such fractional share interest will entitle the holder thereof to vote, or to any rights of a shareholder of the Corporation. Any fraction of a share of New Common Stock to which the holder would otherwise be entitled will be adjusted upward to the nearest whole share. If more than one Old Certificate shall be surrendered at one time for the account of the same Shareholder the number of full shares of New Common Stock for which New Certificates shall be issued shall be computed on the basis of the aggregate number of shares represented by the Old certificates so surrendered. In the event that the Corporation's Transfer Agent determines that a holder of Old Certificates has not tendered all his certificates for exchange, the Transfer Agent shall carry forward any fractional share until all certificates of that holder have been presented for exchange such that payment for fractional shares to any one person shall not exceed the value of one share. If any New Certificate is to be issued in a name other than that in which the

     Old Certificates surrendered for exchange are issued, the Old Certificates so surrendered shall be properly endorsed and otherwise in proper form for transfer. From and after May 19, 2004, the amount of capital represented by the shares of the New Common Stock into which and for which the shares of the Old Common Stock are reclassified under the terms hereof shall be the same as the amount of capital represented by the shares of Old Common Stock so reclassified until after reduced or increased in accordance with applicable law. Fractional shares shall be rounded up to the nearest whole share."

(The full text of the proposed Amendment to the Articles of Incorporation is attached hereto as Exhibit A.)

     The Company does not now qualify for a listing on any exchange, AMEX, NASDAQ, NYSE, or any smaller exchange. The Company does not meet any exchange qualifications at this time except that it is an SEC registered company. There is no assurance whatsoever that the Company will ever meet most of any exchange listing criteria.

     There is no assurance that any effect to the price of our stock will result, or that the market price for our common stock, immediately or shortly after the proposed changes will rise, or that any rise which may occur will be sustained. Market conditions are not predictable and may be influenced by changes in investor attitudes and external economic conditions. We are proposing the steps we deem best calculated to meet the market attractively. We cannot control the market's reaction.

     Dissenting shareholders have no appraisal rights under Florida law or pursuant to our constituent documents of incorporation or bylaws, in connection with the reverse split.

     Additional information regarding the Company, its business, its stock, and its financial condition are included in the Company's Form 10-KSB annual reports and its Form 10-QSB quarterly reports. Copies of the Company's Form 10-KSB for its fiscal year ending December 31, 2003 and its quarterly report on the Form 10-QSB for the quarter ending September 30, 2003 are available upon request to:
Xiao-qing Du, #900-789 W. Pender Street, Vancouver, B.C. Canada V6C 1H2.


   SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS AND CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information known to the Company with respect to the beneficial ownership of the Company's common stock as of March 26, 2004 by (i) each person who is known by the Company to own beneficially more than 5% of the Company's common stock, (ii) each of the Company's directors and executive officers, and (iii) all officers and directors of the Company as a group. Except as otherwise listed below, the address of each person is c/o Xin Net Corp., #900-789 W. Pender Street, Vancouver, B.C. Canada V6C 1H2.

Name and Address of              Amount and nature of
Beneficial Owner                 Beneficial Ownership (1)    Percentage of Class
--------------------------------------------------------------------------------

Xiao-qing Du (2)                 2,760,000                   6.7%
#2754 Adanac Street
Vancouver, BC  V5K 2M9
--------------------------------------------------------------------------------
Richco Investors, Inc.           5,611,500                  13.5%
Ste. 830-789 West Pender St.     (1)(3)(4)(7)(8)
Vancouver, BC V6C 1H2
--------------------------------------------------------------------------------
Ernest Cheung                    5,349,500                  12.9%
Ste. 830-789 West Pender St.     (1)(3)(6)(7)(8)
Vancouver, BC V6C 1H2
--------------------------------------------------------------------------------
Maurice Tsakok                   4,991,500                  12.0%
Ste. 830-789 West Pender St.     (1)(3)(5)(8)
Vancouver, BC V6C 1H2
--------------------------------------------------------------------------------
All Officers and Directors
as a Group                       8,911,500                   21.7%
--------------------------------------------------------------------------------
Total Shares Issued and          41,360,010                  100%
Outstanding
--------------------------------------------------------------------------------
Zeth Zhang
14-F Hutchison House             4,000,000                   9.7%
10 Harcourt Road, Hong Kong
--------------------------------------------------------------------------------

Grace Ding
14-143 Dahongmen Street          4,000,000                   9.7%
Fengtai District, Beijing, China
--------------------------------------------------------------------------------
Jerry Wang
17-2-101 New Zhongxili           4,000,000                   9.7%
East District, Beijing, China
--------------------------------------------------------------------------------
Susan Wen
502-16 No. 3 Street              4,000,000                   9.7%
Zhongguancun, Haidian District
Beijing, China
--------------------------------------------------------------------------------
Jason Quan
301-4-4 Railway Street           4,000,000                   9.7%
West District, Beijing, China
--------------------------------------------------------------------------------

   (1) Richco Investors, Inc., owns 2,559,500 shares. Messrs. Cheung and Tsakok are officers, directors and beneficial owners of Richco Investors Inc. For purposes of this table, the shares owned by Richco are deemed owned by Mr.Cheung and Mr. Tsakok, individually.

   (2) As an officer Ms. Du may participate in the company stock option plan and receive options to purchase shares, but the amount is indeterminate at this time, since options are awarded by the Award Committee.

   (3) Richco Investors has 1,085,000 "A" warrants to purchase shares of common stock and has 1,085,000 "B" warrants to purchase shares of common stock
       *.
   (4) Ernest Cheung has 50,000 options to purchase shares at $1.30.

   (5) Maurice Tsakok has 262,000 options to purchase shares at $1.30.

   (6) Ernest Cheung is President of Development Fund II of Nova Scotia, Inc. which owns 190,000 common shares and 190,000 "A" warrants and 190,000 "B" warrants.

   (7) Includes all shares of Richco Investors, Inc., Ernest Cheung, Maurice Tsakok, and Development Fund II of Nova Scotia since there is common control.
   (8) Assumes exercise of all warrants and options within 60 days pursuant to Rule 13(d)3(d)(i).

Notes to the table:

     Unless otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

                                   MANAGEMENT

     The following table lists the names and ages of the executive officers and directors of the Company. The directors were appointed in 2004 and will continue to serve until the next annual shareholders meeting or until their successors are appointed and qualified. All officers serve at the discretion of the Board of Directors.


    NAME                   AGE           POSITION WITH THE COMPANY
    ----                   ---           -------------------------

Xiao-qing Du               33            President, Director
Ernest Cheung              53            Secretary, Director
Maurice Tsakok             52            Director

     XIAO-QING (ANGELA) DU, President and Director, age 33, was Director of our company from 1996 to date. She received a Bachelor of Science in International Finance in 1992 from East China Normal University. She received a Master of Science in Finance and Management Science in 1996 from the University of Saskatchewan in Canada. She has been Business Manager of China Machinery & Equip -ment I/E Corp. (CMEC) from 1992 to 1994. She is also President of Infornet Investment CORP., our wholly owned subsidiary in Canada, and remains a director of our Company.

     ERNEST CHEUNG, Secretary and Director, age 53, has been Secretary of our company since May 1998. He received a B.A. in Math in 1973 from University of Waterloo, Ontario. He received an MBA in Finance and Marketing from Queen's University, Ontario in 1975. From 1991 to 1993 he was Vice President of Midland Walwyn Capital, Inc. of Toronto, Canada, later known as Merrill Lynch Canada. From 1992 until 1995 he served as Vice President and Director of Tele Pacific International Communications Corp. He has also served as President for Richco Investors, Inc. since 1995. He has been a director of our Company since 1996. He is currently a Director of Agro International Holdings, Inc. since 1997, Richco Investors, Inc. since 1995.

     MAURICE TSAKOK, Director (since 1997), age 52, was employed from 1994 to 1996 by Sagit Mutual Funds, a mutual fund company, who as a vice-president was responsible for computer operations and research on global technology companies. From 1997 to present, he acted as a consultant on the high-tech industry and provides technical analysis on high-tech companies. He holds a Mechanical Engineering degree (1974 University of Minnesota) as well as an MBA specializing in Management Information Systems (MIS) (1976 Hofstra University). In 2000, he became a Director of China NetTV Holdings, Inc.

     Under the Florida Business Corporation Act and the Company's Articles of Incorporation, as amended, the Company's directors will have no personal liability to the Company or its stockholders for monetary damages incurred as the result of the breach or alleged breach by a director of his "duty of care". This provision does not apply to the directors' (i) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director, (iii) approval of any transaction from which a director derives an improper personal benefit, (iv) acts or omissions that show a reckless disregard for the director's duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the corporation or its shareholders, (v) acts or omissions that constituted an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation or its shareholders, or
(vi) approval of an unlawful dividend, distribution, stock repurchase or redemption. This provision would generally absolve directors of personal liability for negligence in the performance of duties, including gross negligence.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

BOARD COMMITTEES

     The Board of Directors currently serves as an Audit Committee and Compensation Committee. During the fiscal year ended December 31, 2003, the Board of Directors held occasional meetings.

COMPENSATION OF DIRECTORS

     Directors receive no cash compensation for their services to the Company as directors, but are reimbursed for expenses actually incurred in connection with attending meetings of the Board of Directors.



                            SUMMARY COMPENSATION TABLE OF EXECUTIVES
                        Cash Compensation             Security Grants
----------------------------------------------------------------------------------------------------------
Name and      Year  Salary  Bonus Annual      Restricted Securities   Long Term           LTIP      All Other
Principal                         Compensation Stock     Underlying   Compensation/       Payments  Compensation
                                  /Other($)    Awards     Options/     Options
Position                                                  SARs(#)
                                                         (SHARES)
----------------------------------------------------------------------------------------------------------
Xiao-qing Du  2000  30,000    0           0     0         0                0              0              0
President     2001  32,084    0           0     0         0                0              0              0
              2002   4,809    0           0     0         0                0              0              0
                     (CDN)
----------------------------------------------------------------------------------------------------------
Ernest Cheung 2000       0    0      24,000     0         0                0              0              0
Secretary     2001       0    0      24,000     0         0                0              0              0
              2002       0    0      24,000     0         0                0              0              0
                                      (CDN)
----------------------------------------------------------------------------------------------------------
Officers as   2000  30,000    0      24,000     0         0                0              0              0
A Group       2001  32,084    0      24,000     0         0                0              0              0
              2002   4,809    0      24,000     0         0                0              0              0
                     (CDN)            (CDN)
----------------------------------------------------------------------------------------------------------

(b)  Directors' Compensation

     Directors who are also officers of Xin Net Corp. receive no cash compensation for services as a director. However, the directors will be reimbursed for out-of-pocket expenses incurred in connection with attendance at board and committee meetings. The Company has granted options to directors under its Stock Incentive Plan subsequently adopted.



                                       SUMMARY COMPENSATION TABLE OF DIRECTORS
                                             (To December 31, 2002)
                        Cash Compensation               Security Grants
----------------------------------------------------------------------------------------------------------
Name and       Year    Annual   Meeting  Consulting Number       Securities          LTIP      All Other
Principal              retainer Fees ($) Fees/Other   of         Underlying          Payments  Compensation
Position               Fees ($)          Fees($)    Shares (#)   Options/SARs(#)
                                                                        (SHARES)
----------------------------------------------------------------------------------------------------------
Xiao-qing Du,  2000    0          0        0           0           0                 0              0
Director       2001    0          0        0           0           0                 0              0
               2002    0          0        0           0           0                 0              0
----------------------------------------------------------------------------------------------------------
Marc Hung      2000    0          0        29,500      0           0                 0              0
Director       2001    0          0        60,000      0           0                 0              0
(resigned)     2002    0          0        30,000      0           0                 0              0
                                             CDN
----------------------------------------------------------------------------------------------------------
Ernest Cheung, 2000    0          0        0           0           0                 0              0
Director       2001    0          0        0           0           0                 0              0
               2002    0          0        0           0           0                 0              0
----------------------------------------------------------------------------------------------------------
Maurice Tsakok 2000    0          0       24,000 CDN   0           0                 0              0
Director       2001    0          0       24,000 CDN   0           0                 0              0
               2002    0          0       24,000 CDN   0           0                 0              0
----------------------------------------------------------------------------------------------------------
Directors as a 2000    0          0       53,500 CDN   0           0                 0              0
group          2001    0          0       84,000 CDN   0           0                 0              0
               2002    0          0       54,000 CDN   0           0                 0              0
----------------------------------------------------------------------------------------------------------

     There have been no Option/SAR grants or exercises in the last fiscal year reportable under Reg. S-B, 402(c) or (d).

(c) Termination of Employment and Change of Control Arrangements.  None.

(d) Stock purchase options:

     On February 26, 1999, stock options for a total of 480,000 shares at $.40 per share were granted to officers and employees (or persons who became officers) that had contributed to the success of the company in the past: Marc Hung (150,000 shares) and Xin Wei (330,000 shares) (Note: Mr. Wei is not an officer of the Company, but an employee of Infornet Investment Corp., a subsid-iary of Xin Net Corp.) All share options were exercised as of April 6, 1999.

     On November 12, 1999 the Company granted 2,136,000 options to purchase shares at $1.30 per share to entities/persons who contributed to the successful results achieved by the Company in 1999, as follows:

     a. 262,000 options to Gemsco Management Ltd. (owned beneficially by director Maurice Tsakok) for designing and implementing the Company's corporate website, advising on technological matters, researching the technology sector and for services as a director.
     b. 262,000 options to Farmind Link Corp. for their role as advisor on strategic issues, technology market trends, and financial and capital market issues.
     c. 262,000 options to Sinhoy Management Ltd. (owned beneficially by officer and director Marc Hung) for their contributions to the general management of the Company, investor relations, technological matters and for services as a director.
     d. 212,000 options to Lancaster Pacific Investment, Ltd. for their contributions in the areas of regulatory matters, Chinese market conditions and strategies aimed at penetrating the market.
     e. 50,000 options to Ernest Cheung for services rendered as secretary and director of the Company.
     f. 20,000 options to Yonderiche International Consultants Ltd. for services rendered in matters regarding Chinese government policies and regulations.
     g. 1,068,000 options to Weststar Holdings Limited (owned beneficially by Xiao-qing Du, a director and president of Infornet Investment Corp., and Xin Wei, a director and secretary of Infornet Investment Corp. and president of XIN
HAI) and employees of Xin Hai Technology Development Ltd., as a group, for the successful continued development of the business in China and achieving excellent operational results during the year. The breakdown of the 1,068,000 options is to be determined at a later date.

     The average closing price for the five trading days ended on November 12, 1999 was $1.28 per share. The closing price on November 12, 1999 was $1.187 per share.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On February 26, 1999, Marc Hung, who was neither an officer nor director but since has become President and Director, was granted and exercised (in March, 1999) an option to purchase 150,000 shares of common stock at $.40 per share. The option to purchase shares was granted to him for services rendered since July 1998 as advisor to the Company in matters relating to management, technology and strategies.

     On February 26, 1999, Kun Wei, a shareholder, was granted and exercised (in March) an option to purchase 330,000 shares of common stock at $.40 per share. The option to purchase shares was granted to him for contributing to the success of the joint venture, in particular with regards to technology development and implementation. Kun Wei is Vice President of Xin Hai Technology Development, Ltd. and the brother of Xin Wei.

     On February 26, 1999, Xin Wei, a shareholder, who is President of Xin Hai Technology Development, Ltd., the Company's joint venture Partner, was granted and exercised (in March 1999) an option to purchase 330,000 shares of common at $.40 per share. The option to purchase shares was granted to him for contributing to the success of the joint venture, in particular with regards to general management of Xin Hai Technology Development Ltd., business development and governmental relations.

     In May 1999, Marc Hung, President and Director of the Company, purchased 80,000 units of the private placement at the $1.00 offering price. Richco Investors, Inc., a public company of which both Messrs. Ernest Cheung and Maurice Tsakok are directors, officers and shareholders, purchased 700,000 units in the private placement at $1.00 per unit in May 1999.

     On September 17, 1999 385,000 units were issued to Richco Investors, Inc. as a consulting fee for services rendered in structuring the unit placement.

     The units consisted of one share and a warrant ("A" Warrant) to purchase an additional unit at $2.00 per unit, such additional unit consisting of one share and a warrant ("B" Warrant) to purchase an additional share at $5.00 per share. On March 15, 2001 the Company amended both the Series "A" and Series "B" warrants as follows:

          - The exercise price of the Series "A" warrants is adjusted to $1.00 each and their term is extended to the earlier of (a) March 31, 2004 and
     (b) the 90th day after the day on which the weighted average trading price of Xin Net Corp.'s shares exceeds $1.25 per share for ten consecutive days;

          - Upon exercise of one Series "A" warrant at $1.00, the holder will receive one Xin Net Corp. common share and one Series "B" warrant;

          - The exercise price of the Series "B" warrants is adjusted to $1.50 each and their term is extended to the earlier of (a) March 31, 2004 and
     (b) one year after the 90th day occurrence described above.

     On November 12, 1999 the Company granted 2,136,000 options to purchase shares at $1.30 per share to entities/persons who contributed to the successful results achieved by the Company in 1999, as described above under "Stock Purchase Options."

     The Company has made loans to the joint venture since the year 1999. These loans bear 0% interest and are payable on demand. At December 31, 2002 the cumulative amount of the loans was $3,152,184.

     On June 22, 2001 the Company, through its Chinese joint venture partner Xin Hai Technology Development Ltd, signed an agreement to transfer ISP assets to Beijing Sino Soft Intel Information Technology Ltd. for USD 700,000 equivalent in Renminbi, plus other considerations.

     On February 26, 2004 the Company signed an agreement to sell 100% ownership of Xin Net Telecom Corp., its domain name Registration business to Sino-i.com Limited.


                              INDEPENDENT AUDITORS

     The Board of Directors has authorized the firm of Clancy & Co., C.P.A., independent certified public accountants, to serve as independent auditors for the fiscal year ended December 31, 2003.

                 SHAREHOLDER PROPOSALS AND NOMINATING PROCEDURES

     Any proposal that a shareholder intends to present at the Company's 2004 Annual Meeting should have been received at the Company's principal executive office not later than August 31, 2004. Any such proposal must comply with Rule 14a-8 of Regulation 14A of the proxy rules of the Securities and Exchange Commission. Shareholder proposals should be addressed to the Secretary of the Company.

     Nominations for directors to be elected at the 2004 Annual Meeting, other than those made by the Board of Directors, should be submitted to the Secretary of the Company no later than August 31, 2004. The nomination should include the full name of the nominee and a description of the nominee's back- ground in compliance with Regulation S-K of the reporting rules of the Securi- ties and Exchange Commission.

                                  OTHER MATTERS

     The Board of Directors of the Company is not aware that any matter other than those described in this Information Statement is to be presented for the consent of the shareholders.

     UPON WRITTEN REQUEST BY ANY SHAREHOLDER TO ANGELA DU, PRESIDENT OF THE COMPANY, AT XIN NET CORP, #900-789 W. PENDER STREET, VANCOUVER, B.C. CANADA V6C 1H2 TELEPHONE (604) 632-9638, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB AND INTERIM REPORTS ON FORM 10QSB WILL BE PROVIDED WITHOUT CHARGE.

                                    EXHIBIT A

                                    EXHIBIT A

                            CERTIFICATE OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                                  XIN NET CORP.


     The undersigned President and Secretary of Xin Net Corp., a Florida corporation (the "corporation") does hereby certify that:

     the Board of Directors of said corporation at a meeting duly convened or pursuant to an action by unanimous written consent, adopted resolutions to amend the original Articles of Incorporation, as follows:

                                   ARTICLE 1

     ARTICLE ONE shall be amended to change the name to China Mobility Solutions, Inc.

                                   ARTICLE III

     ARTICLE THREE is hereby amended as follows:

     The aggregate number of shares which this corporation shall have authority to issue is fifty million (50,000,000) shares of a par value of ($.001) which shares shall be designated common stock.

     "Reverse Stock Split. Each share of the Corporation's Common Stock, par value of $.001, issued and outstanding immediately prior to May 19, 2004 (the "Old Common Stock") shall automatically and without any action on the part of the holder thereof be reclassified as and changed, pursuant to a reverse stock split (the "Reverse Stock Split"), into a fraction thereof of 1/5 of a share of the Corporation's outstanding Common Stock, par value of $.001 (the "New Common Stock"), subject to the treatment of fractional share interests as described below. Each holder of a certificate or certificates which immediately prior to May 19, 2004 represented outstanding shares of Old Common Stock (the "Old Certificates," whether one or more) shall be entitled to receive, upon surrender of such Old Certificates to the Corporation's Transfer Agent for cancellation, a certificate or certificates (the "New Certificates," whether one or more) representing the number of whole shares of the New Common Stock into which and for which the shares of the Old Common Stock formerly represented by such Old Certificates so surrendered are classified under the terms hereof. From and after May 19, 2004, Old Certificates shall represent only the right to receive New Certificates pursuant to the provisions hereof. No certificates or scrip representing fractional share interests in New Common Stock will be issued, and no such fractional share interest will entitle the holder thereof to vote, or to any rights of a shareholder of the Corporation. Any fraction of a share of New Common Stock to which the holder would otherwise be entitled will be adjusted upward to the nearest whole share. If more than one Old Certificate shall be surrendered at one time for the account of the same Shareholder the number of full shares of New Common Stock for which New Certificates shall be issued shall be computed on the basis of the aggregate number of shares represented by the Old certificates so surrendered. In the event that the Corporation's Transfer Agent determines that a holder of Old Certificates has not tendered all his certificates for exchange, the Transfer Agent shall carry forward any fractional share until all certificates of that holder have been presented for exchange such that payment for fractional shares to any one person shall not exceed the value of one share. If any New Certificate is to be issued in a name other than that in which the Old Certificates surrendered for exchange are issued, the Old Certificates so surrendered shall be properly endorsed and otherwise in proper form for transfer. From and after May 19, 2004, the amount of capital represented by the shares of the New Common Stock into which and for which the shares of the Old Common Stock are reclassified under the terms hereof shall be the same as the amount of capital represented by the shares of Old Common Stock so reclassified until after reduced or increased in accordance with applicable law. Fractional shares shall be rounded up to the nearest whole share."

     The number of shares of the Corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 41,360,010. The above changes and amendments have been approved by a written consent of a majority of stockholders of the class of stock outstanding and entitled to vote thereon.

     The Amendments to the Articles of Incorporation were approved by the Board of Directors on February 24, 2004.

     The number of common shares voted for the Amendments were 25,319,500 which is a majority of the common shares issued and outstanding and no shares were voted against the Amendments. Common was the sole class of shares outstanding.


Dated: February 24, 2004


XIN NET CORP.


By: /s/ Xiao-Quig Du                           By: /s/ Ernest Cheung
    --------------------------------              ------------------------------
    Xiao-Qing (Angela) Du, President              Ernest Cheung, Secretary